Exhibit 99.1

FOR IMMEDIATE RELEASE:
November 2, 2015

Zoetis Media Contacts:	Zoetis Investor Contacts:
Bill Price	John O'Connor
973-443-2742	973-822-7088
william.price@zoetis.com	john.oconnor@zoetis.com

Elinore White	Steve Frank
973-443-2835	973-822-7141
elinore.y.white@zoetis.com	steve.frank@zoetis.com

PHARMAQ Media Contacts:
Tore Valderhaug
+47 99 56 09 25
tore.valderhaug@pharmaq.com

Zoetis to Acquire PHARMAQ, the Global Leader in Vaccines
and Innovation for Health Products in Aquaculture

•	Purchase price of $765 million

•	Strengthens core livestock business with industry-leading vaccines and pharmaceuticals for farmed fish, the fastest growing segment of animal health industry

•	Gains late-stage pipeline anticipated to bring several new products to market in the near term

•	Affirms value creation strategy to deploy capital to strengthen the portfolio and support future growth

FLORHAM PARK, N.J., November 2, 2015 - Zoetis Inc. (NYSE:ZTS) today announced an agreement to purchase PHARMAQ, the global leader in vaccines and innovation for health products in aquaculture, for a price of $765 million on a debt-free basis. Acquiring PHARMAQ strengthens Zoetis’ core livestock business, giving the company a market-leading presence in the fastest growing segment of the animal health industry. Zoetis is purchasing PHARMAQ from a company owned by Permira IV, a fund managed by the global investment firm Permira, which has been the majority owner of the company since 2013.

PHARMAQ is the market leader in sales of vaccines for farmed fish, a market segment growing 10% annually. The company generated revenues of approximately $80 million in 2014 and has a presence in the major aquaculture markets in the world. PHARMAQ revenue grew at a compound annual growth rate of 17% from 2005 to 2014. Privately-held PHARMAQ has approximately 200 employees, is based in Oslo, Norway, and has subsidiaries in Chile, the United Kingdom, Vietnam, Spain, Turkey, Panama, and Hong Kong.

“This acquisition is a great strategic fit that brings to Zoetis an animal health leader with similar competitive advantages - an industry-leading portfolio, strong customer relationships, and world-class innovation and manufacturing,” said Zoetis Chief Executive Officer Juan Ramón Alaix. “We are gaining a new platform for growth and value creation that we can expand. PHARMAQ strengthens our core livestock business by providing market leadership in aquatic health and a strong late-stage pipeline in the world’s largest category of protein and fastest growing animal health market.”

“We see a tremendous opportunity to grow our business as part of Zoetis,” said Morten Nordstad, Chief Executive Officer at PHARMAQ. “Zoetis has proven expertise in supporting livestock producers with high-quality products and technical services that help improve animal health, productivity and profitability. By combining our experience and R&D capabilities, we believe we can optimize our industry leading ability to develop vaccines and medicines for farmed fish. With Zoetis’ global footprint, we can deliver greater value to more customers around the world and accelerate our geographic expansion plans. This acquisition is a testimony to our success and to the highly skilled, innovative and hard-working employees of PHARMAQ.”

PHARMAQ’s well-respected R&D organization addresses many of the most pressing health needs of the aquaculture industry. Its late-stage development pipeline includes important new vaccines and next-generation parasiticides expected to enter the Norwegian, Chilean and UK markets in the near term.

Aquatic Health - The Fastest Growing Animal Health Segment
The market for aquatic health products serving aquaculture was valued at approximately $400 million in 20141 and has been growing 7 to 8% annually.1 This growth rate is faster than the overall livestock segment, which is growing at 6% CAGR, and the companion animal segment which is growing at 5% CAGR.2

Fish remains the most consumed animal source of protein worldwide. Farmed fish accounts for about 50% of total fish consumption up from 15% in 1990.3 Moreover, current medicalization rates for fish rank at the lowest level of any livestock category. Healthcare spending is expected to increase as productivity of fish farming becomes more efficient to address the rising global demand for protein.

Addressing Growing Demand for Customized Aquatic Health Solutions
With this acquisition, Zoetis adds vaccine brands such as AlphaJect® (an injectable vaccine) to its diverse portfolio of more than 300 product lines. It also adds parasiticides such as AlphaMax® to protect farmed salmon from sea lice. PHARMAQ diagnostic products complement the Zoetis diagnostics business and support customers with early detection of infection and rapid response through more customized solutions. PHARMAQ also provides dip/immersion vaccines, therapeutics, and technical support services tailored to the needs of farmed fish operations.

“We are excited to welcome the team from PHARMAQ, who share our passion for supporting customers and keeping livestock healthy and productive,” said Alejandro Bernal, Executive Vice President, Strategy, Commercial and Business Development for Zoetis. “To ensure its continued success, the PHARMAQ business will run largely as a stand-alone operation within Zoetis and maintain its focus on critical customer needs and R&D milestones.”

Zoetis expects to complete the acquisition on or about Nov. 10, 2015, and it intends to draw on its revolving credit facility to finance the transaction. Inclusive of financing costs, Zoetis expects the transaction to be neutral to adjusted earnings in 2016 and become accretive to adjusted earnings thereafter.

Zoetis will discuss the transaction on its regularly scheduled third quarter financial investor conference call tomorrow, Nov. 3, at 8:30 a.m. (EST). Investors and the public may access the live webcast by visiting the Zoetis website at http://www.zoetis.com/events-and-presentations. A replay of the webcast will be archived and made available on Nov. 3, 2015.

For more information, visit www.zoetis.com and www.PHARMAQ.com.

About Zoetis
Zoetis (zô-EH-tis) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on more than 60 years of experience in animal health, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, complemented by diagnostic products and genetic tests and supported by a range of services. In 2014, the company generated annual revenue of $4.8 billion. With approximately 10,000 employees worldwide at the beginning of 2015, Zoetis serves veterinarians, livestock producers and people who raise and care for farm and companion animals with sales of its products in 120 countries. For more information, visit www.zoetis.com.

About PHARMAQ
PHARMAQ is the world's leading pharmaceutical company supplying the aquaculture industry. The company provides environmentally sound, safe and efficacious health products to the global aquaculture industry through targeted research and the commitment of dedicated people. The vaccines are manufactured in a state of the art production facility in Overhalla and Oslo, Norway. Administration and research and development activities are based in Oslo with subsidiaries in Norway, Chile, United Kingdom, Vietnam, Turkey, Spain, Panama and Hong Kong. PHARMAQ has approximately 200 employees. The company's products are marketed in Europe, North and South America, and Asia. PHARMAQ's majority shareholder is the private equity investment firm Permira Funds. Management and employees hold a significant stake in the company. For further information, please visit our website: www.PHARMAQ.com.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to business plans or prospects, future operating or financial performance, expectations regarding products, future use of cash and dividend payments, and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.
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1 Based on Zoetis data on file
2 Vetnosis
3 Food and Agriculture Organization of the United Nations